Exhibit 99.1

Excerpt of conference call held on October 27, 2003 reporting EBITDA for the quarter ended September 30, 2003.

“For investors tracking EBITDA performance, the company was positive $1.4 million for the quarter. This is calculated by taking our loss from operations of $14.3 million, and adding back non-cash charges for depreciation, amortization, accretion, and stock-based compensation. This result includes a one million dollar property tax charge taken in the quarter, which Renee will expand on later.”

In addition, in the question and answer portion of the conference call the company further described its EBITDA performance by stating that the company’s combined EBITDA of $1.4 million for the quarter was comprised of $3.2 million in the U.S. and a loss of $1.8 million in Asia-Pacific.